Exhibit 10.57

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is entered into as of the 27th day of September, 2002 (the “Effective Date”), by and between KCD-TX I Investment Limited Partnership, a Texas limited partnership (“Assignor”), and Wells Operating Partnership, L.P., a Delaware limited partnership (“Assignee”).

PRELIMINARY STATEMENTS:

      The following preliminary statements are a material part of this Assignment.

      A.     Assignor and Lacerte Software Corporation (“Tenant”) made and entered into that certain Lease Agreement, dated February 22, 2000 (the “Lease”), by the terms of which Assignor leased to Tenant certain real property located in Plano, Collin County, Texas, more particularly described on Exhibit “A” attached to this Assignment and made a part of this Assignment for all purposes.

      B.     Assignor now desires to assign the Lease, together with all of Assignor’s right, title and interest in and to the Lease to Assignee, and Assignee desires to assume the same.

AGREEMENT:

      NOW, THEREFORE, for and in consideration of the sum of Ten and No/ 100 Dollars ($10.00), and of the mutual covenants and promises set forth in this Assignment, the receipt and sufficiency of which are hereby expressly acknowledged by all the parties hereto, Assignor and Assignee hereby covenant and agree as follows:

1.     Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title and interest in and to the Lease, including specifically all of the benefits and rights relating to the Lease but subject to all of the obligations and burdens of Assignor under the Lease effective as of the Effective Date.

2.     Assignee hereby assumes and agrees to be bound by the provisions of the Lease and hereby undertakes and assumes each and every one of the Assignor’s obligations under the Lease from and after of the Effective Date.

3.     Assignor hereby indemnifies and agrees to hold Assignee harmless from and against any claims, defaults or other liabilities (including, without limitation, court costs and attorneys’ fees) under the Lease first arising or accruing on or before, or any events first occurring at any time on or before, the date hereof. Assignee indemnifies and agrees to hold Assignor harmless from and against any claims, defaults or other liabilities (including, without limitation, court costs and attorneys’ fees) under the Lease first arising or accruing after, or any events first occurring after, the date hereof [except for “Punch List Work”].

4.     All of the covenants and agreements contained in this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, and permitted successors and assigns, to the extent that any such transfer of interest may be allowed under the Lease.

5.     This Assignment shall not be effective and binding unless and until fully executed by all of the parties hereto.

      IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first written above.

Assignor:
KCD-TX I INVESTMENT LIMITED
PARTNERSHIP, a Texas limited partnership

By:	KCD — TX Investments, LLC, its general partner

By:	/s/ STEVEN VAN AMBURGH

Steven Van Amburgh
Manager

[signatures continued on next page]

[continuation of signatures for Assignment and Assumption of Lease — Texas]

Assignee:
WELLS OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust, Inc.,

a Maryland corporation, as general partner

By:	/s/ DOUGLAS P. WILLIAMS

Name: Douglas P. Williams
Title: Executive Vice President

Exhibit “A”

to Assignment and Assumption of Lease

Legal Description

BEING a tract of land situated in the Samuel H. Brown Survey, Abstract No. 108, in the City of Plano, Collin County, Texas and being a portion of a tract of land conveyed to KCD-TX Investment Limited Partnership by Electronic Data Systems Corporation, as evidenced in a deed recorded in Volume 4694, Page 1841 of the Land Records of Collin County, Texas (L.R.C.C.T.) and being a portion of a tract of land conveyed to EDS Information Services by Electronic Data Systems Corporation as evidenced by Correction Special Warranty Deed recorded in Volume 5022, Page 3593 of the Land Records of Collin County, Texas (L.R.C.C.T.) and being all of Lot 1, Block 1, LaCerte Addition, an addition to the City of Plano, as recorded by plat in Cabinet N, Page 231, and being more particularly described as follows:

BEGINNING at a  5/8” iron rod set for corner at the southeast end of a corner clip at the intersection of the north right-of-way line of Headquarters Drive (variable width R. O. W.) with the east right of way line of Parkwood Boulevard (a 130’ right of way):

THENCE along the east right-of-way line of said Parkwood Boulevard, the following:

North 45°00’27” West, a distance of 35.41 feet to a 5/8-inch iron rod set for corner;

North 00°05’22” West, a distance of 42.02 feet to a 5/8-inch iron rod found corner at the point of curvature of a curve to the right having a central angle of 08°08’55”, a radius of 935.00 feet and a chord bearing North 03°59’05” East and a chord distance of 132.86 feet;

Continuing along the easterly line of Parkwood Boulevard and said to curve to the right, an arc distance of 132.97 feet to a 3/4” iron rod found for corner at the point of tangency of said curve;

North 08°03’33” East, a distance of 55.98 feet to an “X” cut in concrete set for corner at the point of curvature to the right having a central angle of 09°11’31”, a radius of 589.03 feet and a chord bearing North 12°39’18” East and a chord distance of 94.40 feet;

Continuing along the easterly line of Parkwood Boulevard and said curve to the right, an arc distance of 94.50 feet to a 3/4” iron rod found for corner at the point of compound curvature of a curve to the right having a central angle of 11°00’45”, having a radius of 939.00 feet and a chord bearing North 22°45’26” East and a chord distance of 180.30 feet;

Continuing along the easterly line of Parkwood Boulevard and said compound curve to the right an arc distance of 180.51 feet to a 3/4” iron rod found for corner at the end of said curve;

THENCE South 89°55’31” East, departing the easterly line of Parkwood Boulevard, a distance of 824.39 feet to an aluminum monument found for corner;

THENCE South 00°04’29” West, a distance of 518.00 feet to a  3/4” iron rod found for corner on the north right-of-way line of the aforementioned Headquarters Drive;

THENCE in a westerly direction, along the north right-of-way line of said Headquarters Drive, the following:

North 89°55’31” West, a distance of 581.21 feet to an iron rod with cap stamped KHA found for corner;

North 88°12’25” West, a distance of 150.07 feet to a 5/8” iron rod set for corner;

North 89°55’31” West, a distance of 174.91 feet to the POINT OF BEGINNING and containing 10.6954 acres or 465,893 square feet of land.

RECORD AND RETURN TO:
Fidelity National Title Insurance Company
717 North Harwood Street, Suite 800
Dallas, Texas 75201

ANY PROVISION HEREIN WHICH RESTRICTS THE SALE, RENTAL, OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND UNENFORCEABLE UNDER FEDERAL LAW

(THE STATE OF TEXAS)	(COUNTY OF COLLIN)

I hereby certify that this instrument was FILED in the File Number Sequence on the date and the time stamped hereon by me; and was duly RECORDED, in the Official Public Records of Real Property of Collin County, Texas on

OCT 01 2002

/s/ HELEN STARNES

[Seal of County Court of Collin County Texas]

Filed for Record in:

Collin County, McKinney TX
Honorable Helen Starnes
Collin County Clerk

On Oct 01 2002

At 12:46pm

Doc/ Num:     2002- 0140907

Recording/ Type:AS     19.00

Receipt #:     34819